UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2006

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Audit Committee of the Board of Directors (the “Board”) of Yak Communications, Inc., a Florida Corporation (the “Company”) met with management and the Company’s former auditors, Horwath Orenstein LLP, on April 5, 2006, to review management’s conclusion that there are errors and certain disclosure deficiencies in its previously-issued financial statements for the fiscal years ended June 30, 2003, 2004 and 2005, as well as for the fiscal quarters ended September 30 and December 31, 2005. It was at this meeting that a conclusion of non-reliance was reached.

These errors and deficiencies arose from material weaknesses in the Company’s controls and procedures. We have concluded that certain of these errors are material, and will require us to restate our historical financial statements for the periods ended June 30, 2003, 2004 and 2005, as well as for the fiscal quarters ended September 30 and December 31, 2005.

The errors include:

1) erroneous accounting treatment for common stock warrants issued in 2004 which were previously erroneously classified as an equity instrument. These instruments have now been classified as a liability in accordance with the application of the provisions of Statement of Financial Accounting Standards (“SFAS”) 133, SFAS 150 and Emerging Issues Task Force 00-19; and

2) the erroneous classification of items on the Company’s cash flow statements for 2003, 2004 and 2005. The corrections relate to inaccuracies from errors in the exchange rates used to translate foreign currency cash flows to the Company’s reporting currency and to correct for an error in the reporting of the gain on debt settlement.

In addition, the Company has determined to correct certain disclosure deficiencies including: (i) the misclassification of financing expenses related to the factoring of the Company’s accounts receivable for fiscal years 2003, 2004 and 2005; (ii) compliance with accounting standards for segmented reporting and disclosures in its segmented reporting; (iii) removal of non-GAAP measures presented by the Company in the Form 10-K for the fiscal year ended June 30, 2005; and (iv) compliance with accounting standards for tax disclosures.

The Company has determined that its previously-filed financial statements for the last three fiscal years and the first two quarters of the current fiscal year and the related auditor reports should no longer be relied upon. The Company’s former auditors, Horwath Orenstein LLP, concur with management’s assessment. A copy of the letter from our former auditor is included as Exhibit 99.1

On April 11, 2006, the Company issued a press release announcing its decision to issue restated financial statements and amend its previously-filed periodic reports. A copy of this press release is included in this Current Report as Exhibit 99.2.

The Company is currently in the process of preparing amended periodic reports to include these restated financial statements, and it expects to finalize the matter and file its amended periodic reports in the near future. Until the Company has restated and reissued its results for the applicable periods, investors and other users of the Company’s filings with the Securities and Exchange Commission are cautioned not to rely on the Company’s financial statements in question, to the extent they are affected by the accounting issues described above.

The correction of the errors and deficiencies noted above is not expected to result in a decrease in net income or earnings per share or of total assets of the Company for fiscal 2004, 2005 or the first and second quarter of 2006.

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This current report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and the Company will not necessarily provide updates of its forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. The Company urges investors to review its filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K, which reports describe important risk factors that could have an adverse effect on its results. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit Description
99.1	Letter from Horwath Orenstein LLP, indicating agreement with the content of this Form 8-K.

99.2	Yak Communications Inc. Press Release dated April 11, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: April 11, 2006	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

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Exhibit No.	Exhibit Description
99.1	Letter from Horwath Orenstein LLP, indicating agreement with the content of this Form 8-K.

99.2	Yak Communications Inc. Press Release dated April 11, 2006.

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